Exhibit 99.1

BPO Management Services (“BPOMS”)

Letter to Stockholders - A Year in Review

April 15, 2008

Dear Stockholders,

This past year has been an important building year for BPO Management Services. (OTCBB:BPOM).  By completing the merger of privately-held BPO Management Services (“Former BPOMS”) with netGuru, Inc. (which then changed its name to BPO Management Services, Inc.), raising $21 million in new capital and closing three cornerstone acquisitions we have completed the initial stage in our plan to become North America’s leading provider of back-office sourcing solutions for middle market enterprises. Along the way we grew our top line dramatically, from Former BPOMS’ revenue of $5 million in 2006 to a run rate of more than $30 million in Q4’07, and strengthened our three primary BPO service offerings;

➢	HRO – Human Resource Outsourcing (HRMS acquisition in June),
➢	ECM – Enterprise Content Management (DocuCom acquisition in June), and
➢	ITO – Information Technology Outsourcing (Blue Hill acquisition in October).

The integration of each of these acquisitions with existing business operations, particularly our off-shore delivery capability, has effectively positioned BPOMS to capitalize on the rapidly accelerating demand for BPO services. In 2007, we expanded our customer base, geographic reach, products and people, positioning us for organic business growth and future acquisitions in 2008 and beyond.

BPOM’s major activities and accomplishments in 2007 include:

Merger

We emerged in January 2007, having completed the merger of Former BPOMS with NetGuru (NASDAQ:NGRU) in December 2006.  We applied to and were accepted by the OTC Bulletin Board in February (OTCBB:BPOM).

Raised $21 Million in New Equity Capital

Our investment bankers, C. E. Unterberg, Towbin (now Collins Stewart), raised $14 million for the Company through a private placement that closed in June.  In October, the Company raised an additional $7 million through an exercise of warrants that were part of the June capital raise.  The institutional investors in these transactions were: Vision Capital Advisors, New York; Renaissance Capital, Group, Dallas; Roswell Capital Partners, Atlanta, and Heller Capital Investments, Englewood Cliffs, New Jersey. Proceeds from these financings were used to complete the three cornerstone acquisitions described below.

Three Major Acquisitions

During 2007 BPOMS completed three acquisitions: In June, we closed HRMS, San Francisco, (an HR software provider) and DocuCom, Toronto, (a document management solutions provider); and in October, we acquired Blue Hill Data Services, Pearl River, NY, (a provider of IT infrastructure outsourcing solutions).

These three acquisitions brought $22 million in additional revenue on an annualized basis, a substantial customer base and an operating platform from which BPOMS can significantly expand its business.

Integrating New Business to Reduce Operating Costs

A very important aspect of our acquisition program is our ongoing business integration efforts required to bring each of our acquired companies into the BPOMS fold, creating a single organization which can deliver anticipated financial results. We expect to complete the integration process associated with our 2007 acquisitions during 2008.

Through the successful business integration of acquired companies we are able to:

➢	Make our operations more efficient by consolidating each of the acquisitions into our existing business;

➢	Simplify financial reporting and reduce expenses by collapsing legal entities;

➢	Optimize back office business processes across BPOMS and eliminate unnecessary staff/support resources;

➢	Consolidate facilities, such as relocating our existing Branchburg, NJ data center processing platforms and support staff into our recently acquired and larger Tier 1 data center in Pearl River, NY;

➢
Increase productivity, generate cost efficiencies and position BPOMS to ramp up quickly to support future growth by transferring internal technology development and support functions to off-shore resources;

➢	Position ourselves to take advantage of cross-selling opportunities by re-branding acquisitions under the “BPOMS” umbrella; and

➢	Accelerate organic growth by integrating sales processes and adding enterprise sales staff resources.

In addition, as a further indication concerning the success of our integration efforts, we are experiencing good sales traction in each of our business segments and continue to build a healthy pipeline of new business opportunities.  The announcements of new contract wins and important Company developments are available on our website (www.bpoms.com ).

Strong Additions to the Management Team

To support our business strategy, we made significant additions to our management team.  We were pleased to welcome Russell Cleveland, chief executive officer and director of Renn Capital Group, to the board of directors. Mr. Cleveland’s extensive experience in advising management teams of small capitalization public companies will be a valuable asset as we continue to expand.

In January 2007, BPOMS hired an experienced public-company CFO, Mr. Don Rutherford, who has a broad background and extensive experience working with small-to-midsize public companies. Subsequently, in a continuing effort to strengthen our back-office capability we also replaced our corporate controller. Under Mr. Rutherford’s direction BPOMS has greatly improved its back-office capabilities/controls and financial/SEC reporting processes.

Our CTO, Mr. Koushik Dutta, who came to us through the NetGuru merger, oversees IP development across all business segments and manages our off-shore delivery strategy. His technology team, both at the corporate office and overseas, has been instrumental in our efforts to enhance and support our expanding IP portfolio, particularly with our recent success in upgrading the technology which was part of the HRMS acquisition. This technology, re-branded as HRadvocate, was recently rolled out at Microsoft Convergence 2008 in Orlando and is the foundation product for our Human Resource Outsourcing solution.

The leaders of our three primary business segments – Mr. Brian Meyer (ECM), Mr. John Lalli (ITO), and Mr. Tom Lucas (HRO) – have each expanded their sales and delivery organizations and capabilities. These executives and their respective teams have greatly contributed to better positioning the Company to support the accelerated growth track we are anticipating.

Financial Performance

Overall, we experienced significant growth in revenues, as the Company grew to a $30 million revenue run rate as of year-end 2007 from Former BPOMS’ $5 million in revenue in 2006.

As a young public company with an aggressive acquisition program, we experience many non-recurring and one-time expenses, such as transition labor, severance, facilities relocation, professional fees, infrastructure and duplication of business functions related to our acquisition activity and the ramp up of our organic growth strategy.

The primary challenge we faced with bringing increasing revenues down to the bottom line in 2007 (in addition to the non-recurring and one-time expenses referred to above) was a delay in funding the completed acquisitions.  We expected to be funded in February and therefore to conclude the first two acquisitions by April and the third acquisition shortly thereafter.  However, the completion of our fund raising activity was delayed until mid-June.  Further, last summer’s credit conditions prevented us from obtaining bank financing for the third acquisition.  In order to proceed with our business plan we arranged for the exercise of warrants issued in our June financing instead, thereby enabling the closing of the important Blue Hill acquisition in October.

The net effect of the timing of our funding was to lengthen the business integration process and to increase restructuring expenses.  As a result, the financial benefits from the acquisitions were postponed by two quarters, which contributed significantly to business losses throughout the year. Going forward, without these one-time costs and as our continuing integration efforts yield anticipated cost reductions; we fully expect to generate improved financial performance.

We believe that our underlying economic progress is both significant and real and that future earnings from consolidated operations will begin to be reflected in bottom line results as our re-structuring activities conclude, to be further amplified through our aggressive revenue growth plans – although future earnings will typically lag revenue growth for a period of time as we assimilate new business and integrate future acquisitions. Clearly, our future is bright as we continue to consolidate new business into our delivery platform, which has been constructed during this important building year.

2008 The Year Ahead

Looking forward the Company is optimistic concerning our business prospects for 2008 and beyond. With the 2007 completion of the building out of our delivery platform, we believe we are well positioned to take advantage of the increasing demand from the middle market for a competitively priced, comprehensive BPO services offering.  We also expect that the continuing uncertainty overshadowing the US economy will also serve as a catalyst for growth (as it has historically) as many companies will seek to outsource to reduce costs   BPOMS’ comprehensive service offering, embedded within a high-touch customer service philosophy, and national presence has effectively positioned the Company as a recognized alternative to the larger Tier 1 services providers for middle market customers.  As a result, we believe we will continue to experience significant business growth.

Accordingly, our focus in the coming year is on the ongoing execution of our established business plan, completion of business integration activities, continuing build out of our organization/capabilities and an accelerated organic growth track. We also expect that we will close on additional acquisitions in the coming year. We fully anticipate that all of these activities will result in continuing improved financial performance.

Business focus areas in 2008 include:

➢	Complete business integration activities and achieve the full benefit from our cost savings initiatives;

➢	Pursue and close additional acquisitions to continue to add financial critical mass, marketplace penetration in important geographies, enhanced BPO capabilities and incremental earnings;

➢	Build demand for stock through ongoing investor relations activities and continued business execution;

➢	At the appropriate time, and if and when the Company meets the listing requirements necessary to do so, move from OTC to an exchange such as NASDAQ or AMEX; and

➢	Hire additional US-based sales resources to accelerate organic growth.

In an effort to cause the Company’s stock price to reflect these positive developments, we have launched several initiatives, such as a steady stream of press releases, industry articles that profile BPOMS success stories, investor conferences and one-on-one investor meetings.

In closing, we have accomplished a great deal in a relatively short period of time. We are building a great company and remain absolutely committed to pursuing initiatives that maximize value for all BPOMS stockholders.

I sincerely appreciate the confidence that you have placed in our management team and myself and very much look forward to making 2008 a great year.

I appreciate your continued support.

Sincerely,
Patrick A. Dolan
Chairman and CEO

About BPO Management Services, Inc.
BPO Management Services (BPOMS) is a business process outsourcing (BPO) service provider that offers a diversified range of on-demand services, including human resources, information technology, enterprise content management, and finance and accounting, to support the back-office business functions of middle-market enterprises on an outsourced basis. BPOMS supports middle-market businesses new to the BPO market, established businesses that already outsource, and businesses seeking to maximize return-on-investment from their in-house workforce.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

With the exception of historical or factual information, the matters discussed in this letter, including without limitation, the Company's future growth plans and the ability of the Company's common stock to trade or be quoted on various markets, are forward-looking statements that involve risks and uncertainties. Actual results may differ. Factors that could cause or contribute to such differences in results include, but are not limited to, the availability of financing and changes in market and business conditions; and other risks and factors detailed from time to time in the Company's public statements and its periodic reports and other filings with the U.S. Securities and Exchange Commission.

Contact:
BPO Management Services, Inc.
Patrick Dolan, Chairman & CEO
patrick.dolan@bpoms.com